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                           EXHIBIT 21.1 - SUBSIDIARIES

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                                   Jurisdiction of            % Owned by
Name of Subsidiary                 Incorporation          Tricord Systems, Inc.
------------------                 ----------------       ---------------------
Tricord Systems Europe Ltd.         United Kingdom                100%

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